UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 27, 2007

Red Pearl Acquisition Corp

(Exact name of registrant as specified in its charter)

Commission File Number 000-52575

Nevada (State or other jurisdiction of Incorporation or organization)	20-8583866 (IRS Employer Identification No.)

106 Chelsea Parkway Boothwyn, Pa 19061

(Address of principal executive offices) (Zip Code)

Registrants telephone number, including area code: (610) 494-5534

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note

Pursuant to a Stock Purchase Agreement ("Agreement") dated as of August 27, 2007 by and between Golden Buffalo, LLC ("Seller"), and Brian D. Haveson ("Purchaser"), Seller agreed to sell to Purchaser 3,000,000 shares of common stock of the Company, constituting 100% of the Company's outstanding common stock, and Purchaser agreed to buy the shares for a total of $40,000 in cash. The transaction closed on Monday, August 27, 2007 (“Closing Date”).

By virtue of Purchaser's acquisition of 100% of the voting securities of the Company pursuant to the Agreement, Purchaser acquired control of the Company as of the Closing Date. In connection with the sale, the Board of Directors of the Company has appointed Brian D. Haveson as the President, Secretary and Treasurer of the Company, and the previous CEO, CFO, President, Secretary and Treasurer, Bruce Brandt, resigned effective as of the Closing Date. Effective as of the Closing Date, Mr. Haveson is the sole officer of the Company and Mr. Brandt is no longer an officer of the Company.

Further, the Company’s Board of Directors has appointed Brian D. Haveson as a director of the Company and Mr. Brandt resigned as a director, both to take effect ten days after the Company filed with the U.S. Securities and Exchange Commission ("SEC") Schedule 14f-1 and transmitted to all holders of record of common stock of the Company the information contained in that Schedule 14f-1, which took place on the Closing Date.

The authorized capital stock of the Company consists of 90,000,000 shares of common stock, par value $0.001 per share, of which 3,000,000 common shares are issued and outstanding, and 10,000,000 shares of preferred stock, par value $0.001 per share, of which no preferred shares are issued and outstanding. Each share of common stock is entitled to one vote with respect to all matters to be acted on by the stockholders.

Section 5 – Corporate Governance and Management

Item 5.01	Changes in Control of Registrant

On the Closing Date, pursuant to the Agreement, Purchaser purchased 3,000,000 shares of common stock of the Company, constituting 100% of the Company's outstanding common stock.

The Shares were purchased for $40,000 in cash in a private transaction. The Purchaser acquired the funds for the purchase through a loan made to him by Lightning Poker Inc.

See the Introductory Note above for information concerning the arrangements between the former and the new control persons with respect to the changes in the board of directors and officers of the Company.

See the Introductory Note above and the Form 10-SB filed with the SEC on April 23, 2007 and amended on April 26, 2007 for information required by Item 5.01(a)(8) of form 8-K.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Brian Haveson acquired the Shares to facilitate, and in contemplation of, the acquisition of Lightning Poker Inc. by a subsidiary of the Company by means of a merger. Brian Haveson intends to change the board of directors and management of the Issuer prior to the merger.

In connection with the sale, the Board of Directors of the Company has appointed Brian D. Haveson as the President, Secretary and Treasurer of the Company, and the previous CEO, CFO, President, Secretary and Treasurer, Bruce Brandt, resigned effective as of the Closing Date. At that time, Mr. Haveson will be the sole officer of the Company and Mr. Brandt will no longer be an officer of the Company.

Further, the Company’s Board of Directors has appointed Brian D. Haveson as a director of the Company and has accepted the resignation of Mr. Brandt as a director, both to take effect ten days after the Closing Date, as explained in the Introductory Note above. Information concerning Mr. Haveson is set forth in Schedule 14f-1 filed by the Company on the Closing Date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

DATED: August 31, 2007

Red Pearl Acquisition Corp

By: /s/ Brian D. Haveson CEO , CFO, President

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